Exhibit 4.2

$200,000,000

DT ACCEPTANCE CORPORATION

DRIVETIME AUTOMOTIVE GROUP, INC.

$200,000,000 12.625% Senior Secured Notes due 2017

REGISTRATION RIGHTS AGREEMENT

June 4, 2010

JEFFERIES & COMPANY, INC.

RBS SECURITIES INC.

UBS SECURITIES LLC

      As Representatives of the

      Initial Purchasers listed in

      Schedule I hereto

      c/o Jefferies & Company, Inc.

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

DT Acceptance Corporation, an Arizona corporation (“DTAC”), and DriveTime Automotive Group, Inc., a Delaware corporation (“DTAG,” and together with DTAC, the “Issuers”) are issuing and selling to the several initial purchasers listed in Schedule I hereto (the “Initial Purchasers”), upon the terms set forth in the Purchase/Placement Agreement dated May 27, 2010, by and among the Issuers, the Initial Purchasers and the subsidiary guarantors (the “Subsidiary Guarantors”) named therein (the “Purchase/Placement Agreement”), up to $163,000,000 aggregate principal amount of 12.625% Senior Secured Notes due 2017 issued by the Issuers (each, a “Note” and collectively, the “Notes”). The Initial Purchasers will also act as the Issuers’ sole placement agents in connection with the Issuers’ offer and sale to certain “accredited investors” (as such term is defined in Regulation D under the Securities Act of 1933) of certain of the Notes. Concurrently with these offerings of the Notes, the Issuers intend to issue $37,000,000 aggregate principal amount of additional Notes to certain affiliated parties in exchange for certain notes held by such parties (the “Exchanging Noteholders”). As an inducement to the Initial Purchasers to enter into the Purchase/Placement Agreement, the Issuers and the Subsidiary Guarantors listed in the signature pages hereto agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase/Placement Agreement shall have the respective meanings ascribed to them in the Purchase/Placement Agreement. As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a).

Advice: See Section 6(v).

Affiliate Registrable Notes: See Section 3(e).

Agreement: This Registration Rights Agreement, dated as of the Closing Date, between the Issuers, Subsidiary Guarantors and the Initial Purchasers.

Applicable Period: See Section 2(e).

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: June 4, 2010.

Collateral Agreements: Shall have the meaning set forth in the Indenture.

Issuers: See the introductory paragraph to this Agreement.

Day: Unless otherwise expressly provided, a calendar day.

Effectiveness Date: The 210th day after the Closing Date.

Effectiveness Period: See Section 3(a).

Event Date: See Section 4(b).

Exchanging Noteholders: See the introductory paragraph to this Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: Senior Secured Notes due 2017 of the Issuers, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

Exchange Offer: See Section 2(a).

Exchange Registration Statement: See Section 2(a).

Filing Date: The 120th day after the Closing Date.

FINRA: Financial Industry Regulatory Authority:

Holder: Any beneficial holder of Registrable Notes.

Indemnified Party: See Section 8(c).

Indemnifying Party: See Section 8(c).

Indenture: The Indenture, dated as of the Closing Date, among the Issuers, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchasers: See the introductory paragraph to this Agreement.

Initial Shelf Registration: See Section 3(a).

Initial Requested Shelf Registration: See Section 3(e).

Inspectors: See Section 6(n).

Lien: Shall have the meaning set forth in the Indenture.

Losses: See Section 8(a).

Requested Shelf Registration: See Section 3(f).

Notes: See the introductory paragraph to this Agreement.

Participating Broker-Dealer: See Section 2(e).

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Private Exchange: See Section 2(f).

Private Exchange Notes: See Section 2(f).

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase/Placement Agreement: See the introductory paragraph to this Agreement.

Records: See Section 6(n).

Registrable Notes: Notes and Private Exchange Notes; provided, however, that a Note or Private Exchange Note, as applicable, shall cease to be a Registrable Note upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a) hereof, the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated in Section 2(a) hereof; (ii) in the circumstances contemplated by Section 3 hereof, a Shelf Registration registering such Note or Private Exchange Note, as applicable, under the Securities Act has been declared or becomes effective and such Note or Private Exchange Note, as applicable, has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration; (iii) such Note or Private Exchange Note, as applicable, is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such Note or Private Exchange Note, as applicable, relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Issuers or pursuant to the Indenture; (iv) such Note or Private Exchange Note, as applicable, shall cease to be outstanding; in addition, an Exchange Note held by a Participating Broker-Dealer shall be a Registrable Note until the date on which such Exchange Note is disposed of by a Participating Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the prospectus contained therein).

Registration Statement: Any registration statement of the Issuers and the Subsidiary Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration, the Requested Shelf Registration, any subsequent Shelf Registration and any subsequent Requested Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: The Notes, the Exchange Notes and the Private Exchange Notes.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Effectiveness Date: See Section 3(a).

Shelf Filing Date: See Section 3(a).

Shelf Notice: See Section 2(i).

Shelf Registration: See Section 3(b).

Subsequent Shelf Registration: See Section 3(b).

Subsequent Requested Shelf Registration. See Section 3(f).

Subsidiary Guarantor: Each subsidiary of the Issuers that guarantees the obligations of the Issuers under the Notes and Indenture.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the Indenture.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.	Exchange Offer

(a)

Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Issuers shall (and shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use their commercially reasonable efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) use their commercially reasonable efforts to keep the Exchange Registration Statement effective for not less than 20 Business Days, and (iv) commence the Exchange Offer and use their commercially reasonable efforts to issue on or prior to the 30th Business Day after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)	The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA) and (ii) the Collateral Agreements.

(c)	Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)	The Issuers may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an “affiliate” of the either of the Issuers within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)	The Issuers shall (and shall cause each Subsidiary Guarantor to) include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” which shall contain a customary summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”). Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Issuers shall use their commercially reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”).

(f)	If, upon consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Issuers (upon the written request from the Initial Purchasers) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers, in exchange (the “Private Exchange”) for the Notes held by the Initial Purchasers, a like principal amount of Senior Secured Notes that are identical to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the “Private Exchange Notes”) (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

(g)	In connection with the Exchange Offer, the Issuers shall (and shall cause each Subsidiary Guarantor to):

(i)	mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Registration Statement, and any related documents;

(ii)	use commercially reasonable efforts to keep the Exchange Offer open for not less than 20 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law)

(iii)	utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iv)	permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws.

(h)	As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall (and shall cause each Subsidiary Guarantor to):

(i)	accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

(ii)	deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

(i)	If: (i) applicable law or interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date; or (ii) in the case of (A) any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer, (B) any Holder participating in the Exchange Offer that receives Exchange Notes that may not be sold without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) any broker-dealer that holds Notes acquired directly from the Issuers or any of its affiliates and, in each such case contemplated by this clause (ii), such Holder notifies the Issuers within 20 Business Days of consummation of the Exchange Offer, then the Issuers shall promptly (and in any event within five Business Days) deliver to the Holders (or in the case of an occurrence of any event described in clause (ii) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the “Shelf Notice”) and shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to file with the SEC an Initial Shelf Registration within 30 days of the delivery of the Shelf Notice pursuant to Section 3.

3.	Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(i) hereof due to an event described in Section 2(i)(i) hereof, then this Section 3 shall apply to all Registrable Notes. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2 hereof, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer as contemplated by Section 2(i)(ii)(A), (ii) Notes held by any broker-dealer that acquired such Notes directly from the Issuers or any of their affiliates as contemplated by Section 2(i)(ii)(C) and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(i)(ii)(B) hereof, provided in each case that the relevant Holder has duly notified the Issuers within 20 Business Days of consummation of the Exchange Offer as required by Section 2(i)(ii) hereof.

(a)	Initial Shelf Registration. The Issuers shall (and shall cause each Subsidiary Guarantor to), as promptly as practicable, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”). If the Issuers (and any Subsidiary Guarantor) have not yet filed an Exchange Registration Statement, the Issuers shall (and shall cause each Subsidiary Guarantor to) file with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use their commercially reasonable efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Issuers shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice (the “Shelf Filing Date”) and shall use their commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days after filing of the Initial Shelf Registration, the “Shelf Effectiveness Date”). The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Issuers and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration. The Issuers shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last sentence of Section 6(v) (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Registrable Notes.

(b)	Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Subsidiary Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuers shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations

(c)	Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

(d)	Provision of Information. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuers and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Issuers and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

(e)

Initial Requested Shelf Registration. If at any time the Exchanging Noteholders are not permitted under Rule 144 to make sales of the Affiliated Registrable Notes (as defined below), upon a reasonable request by the holders of a majority in aggregate principal amount of the Affiliate Registrable Notes, the Issuers shall (and shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC promptly after the date of such request, but in no event later than 120 days following the date of such request, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (the “Initial Requested Shelf Registration”) covering the Registrable Notes held by the Exchanging Noteholders (“Affiliate Registrable Notes”) on Form S-1 or another appropriate form permitting registration of such Affiliate Registrable Notes, (ii) use their commercially reasonable efforts to cause the Initial Requested Shelf Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) use their commercially reasonable efforts to keep the Initial Requested Shelf Registration effective under the Securities Act until (a) all Affiliate Registrable Notes covered by the Initial Requested Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Requested Shelf Registration (b) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Affiliate Registrable Notes (a “Subsequent Requested Shelf Registration”) covered by and not sold under the Initial Requested Shelf Registration or an earlier Subsequent Requested Shelf Registration has been declared effective under the Securities Act or (c) there cease to be any outstanding Affiliate Registrable Notes.

(f)	Subsequent Requested Shelf Registrations. If the Initial Requested Shelf Registration or any Subsequent Requested Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Requested Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file a Subsequent Requested Shelf Registration. If a Subsequent Requested Shelf Registration is filed, the Issuers shall (and shall cause each Subsidiary Guarantor to) use their commercially reasonable efforts to cause the Subsequent Requested Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Requested Shelf Registration continuously effective until any of the events descried in Section 3(e)(iii)(a), (b) or (c) occurs. As used herein the term “Requested Shelf Registration” means the Initial Requested Shelf Registration and any Subsequent Requested Shelf Registrations.

(g)	Supplements and Amendments of Requested Shelf Registrations. The Issuers shall promptly supplement and amend any Requested Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Requested Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Affiliate Registrable Notes covered by such Requested Shelf Registration or by any underwriter of such Affiliate Registrable Notes.

(h)	Provision of Information Concerning Affiliate Registrable Notes. No Holder of Affiliate Registrable Notes shall be entitled to include any of its Affiliate Registrable Notes in any Requested Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuers and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Issuers and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Requested Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Requested Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

4.	Additional Interest

(a)	Each of the Issuers and each Subsidiary Guarantor acknowledges and agrees that the Holders of Registrable Notes will suffer damages if any Issuer or any Subsidiary Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers and the Subsidiary Guarantors agree to pay additional cash interest on the Notes, other than the Affiliate Registrable Notes (“Additional Interest”), under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)	if either the Exchange Registration Statement or, if applicable, the Initial Shelf Registration has not been filed on or prior to the Filing Date or the Shelf Filing Date, respectively, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii)	if either the Exchange Registration Statement or, if applicable, the Initial Shelf Registration is not declared effective on or prior to the Effectiveness Date or the Shelf Effectiveness Date, respectively, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(iii)

if (A) the Issuers (and any Subsidiary Guarantor) have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 60th Business Day after the Effectiveness Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder or no Registriable Notes are outstanding) and is not declared effective again within 30 days, or (D) pending the announcement of a material corporate transaction, the Issuers issue a written notice pursuant to Section 6(e)(iv) or (v) that a Shelf Registration or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration, or 15 days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (w) the 61st Business Day after the Effectiveness Date, in the case of (A) above, or (x) the 31st day following the date the Exchange Registration Statement ceases to be effective without being declared effective again, in the case of clause (B) above, or (y) the 31st day following the date such Shelf Registration ceases to be effective without being declared effective again in the case of (C) above, or (z) the 16th day in the aggregate the Exchange Registration Statement ceases to be usable in any 365 day period, or the 121st day in the aggregate or the 31st consecutive day that a Shelf Registration ceases to be usable in case of clause (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the usability of such Shelf Registration or Exchange Registration Statement (in the case of clause (iii)(D) above), as the case may be, shall cease to accrue.

(b)	The Issuers shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Hold-Back Agreements

The Issuers agree that they will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof (other than Additional Notes (as defined in the Indenture) issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Registrable Notes to be included in such Registration Statement consent, if the managing underwriter thereof, if any, so requests in writing.

6.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall (and shall cause each Subsidiary Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall (and shall cause each Subsidiary Guarantor to):

(a)	Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed or available because of the circumstances contemplated by Section 2(i), a Shelf Registration as prescribed by Section 3, or if reasonably requested by the Exchanging Noteholders, a Requested Shelf Registration, and use their commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration or Requested Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuers shall (and shall cause each Subsidiary Guarantor to), if requested in writing, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration or Requested Shelf Registration, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing). The Issuers and each Subsidiary Guarantor shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which Holders must provide information for the inclusion therein without such Holders being afforded an opportunity to review such information if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act, in each case with respect to such Holder information.

(b)	At or before the Effectiveness Time or the Shelf Effectiveness Time, as the case may be, qualify the Indenture under the TIA. If such qualification would require the appointment of a new trustee under the TIA, the Issuers shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c)	Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration, Exchange Registration Statement or Requested Shelf Registration, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers and each Subsidiary Guarantor shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)	Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Issuers’ receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Issuers and each Subsidiary Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section) relating to any such Registration Statement, as any such Person may reasonably request in writing. The Issuers and the Subsidiary Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)

If (1) a Shelf Registration or Requested Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, the Issuers shall notify in writing the selling Holders of Registrable Notes to be registered pursuant to such Shelf Registration or Requested Shelf Registration, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, promptly (but in any event within 2 Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any such Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of such Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuers and any Subsidiary Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 6(m) hereof cease to be true and correct, (iv) of the receipt by the Issuers or any Subsidiary Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of such Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement and such Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Issuers or any Subsidiary Guarantor that a post-effective amendment to such Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to such Registration Statement or supplements to the related Prospectus or for additional information relating thereto.

(f)	Use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)

If (A) a Shelf Registration or Requested Shelf Registration is filed pursuant to Section 3 hereof, (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders of Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuers has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)	Prior to any underwritten public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any such selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers and each Subsidiary Guarantor agree to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Shelf Registration or Requested Shelf Registration; provided that neither the Issuers nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)	If (A) a Shelf Registration or Requested Shelf Registration is filed pursuant to Section 3 hereof or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)	Use their commercially reasonable efforts to cause the Registrable Notes covered by any Shelf Registration or Requested Shelf Registration to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers shall (and shall cause each Subsidiary Guarantor to) cooperate to the extent reasonable with the filing of such Registration Statement and the granting of such approvals; provided that neither the Issuers nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)	If (1) a Shelf Registration or Requested Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(iv) or 6(e)(v) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Issuers and the Subsidiary Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use their commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)	Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(m)

If a Shelf Registration is filed pursuant to Section 3 hereof, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Issuers and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Issuers and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuers and the Subsidiary Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuers and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Issuers and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuers or any Subsidiary Guarantor.

(n)	If (1) a Shelf Registration or Requested Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, subject to customary confidentiality agreements being executed by all Inspectors (as defined below), make available for inspection by any selling Holder of such Registrable Notes registered pursuant to such Shelf Registration or Requested Shelf Registration, or each such Participating Broker-Dealer, as the case may be, and counsel appointed by such selling Holders and Participating Broker-Dealers (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuers and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.

(o)	Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Issuers with regard to any Applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(p)	Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Issuers and the Subsidiary Guarantors, addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Issuers and the Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Issuers and the Subsidiary Guarantors, enforceable against the Issuers and the Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Issuers and the Subsidiary Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Issuers and the Subsidiary Guarantors under the Notes, Indenture and Collateral Agreements to the extent and as discussed in the Registration Statement.

(q)	If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Issuers and the Subsidiary Guarantors (or to such other Person as directed by the Issuers and the Subsidiary Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers and the Subsidiary Guarantors shall mark, or caused to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

(r)	Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(s)	Use their commercially reasonable efforts to cause all Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Issuers are then listed.

(t)	Use their commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

(u)	The Issuers may require each seller of Registrable Notes registered pursuant to a Shelf Registration or Requested Shelf Registration or Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and is required to deliver a prospectus to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request in writing. The Issuers may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time shall not exceed 20 days, subject to Section 3(d)) hereof) after receiving such request. Each such seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(v)	Each Holder of Registrable Notes registered pursuant to a Shelf Registration or Requested Shelf Registration and each Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and is required to deliver a prospectus agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iii), 6(e)(iv), or 6(e)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the “Advice”) by the Issuers and the Subsidiary Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuers and the Subsidiary Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuers all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice. In the event the Issuers and the Subsidiary Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof or (y) the Advice.

7.	Registration Expenses

(a)	All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Subsidiary Guarantors shall be borne by the Issuers and the Subsidiary Guarantors, whether or not the Exchange Offer or a Shelf Registration or Requested Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 6(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Issuers, the Subsidiary Guarantors and, subject to 7(b) hereof, the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 6 hereof (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Issuers and the Subsidiary Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuers and the Subsidiary Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Issuers and the Subsidiary Guarantors, (x) internal expenses of the Issuers and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuers or the Subsidiary Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)

The Issuers and the Subsidiary Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Shelf Registration. The Issuers and the Subsidiary Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Issuers shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued. The Issuers and the Subsidiary Guarantors shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of counsel to the Holders) relating to any enforcement of any rights of the Holders under this Agreement.

8.	Indemnification

(a)	Indemnification by the Issuers and the Subsidiary Guarantors. The Issuers and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus or free writing prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuers and the Subsidiary Guarantors by such Holder or Participating Broker-Dealer or their counsel expressly for use therein. The Issuers and the Subsidiary Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer. With respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Exchange Notes concerned, to the extent any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Exchange Notes to such person, an amended or supplemented prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Issuers had previously furnished copies thereof to such Holder or Participating Broker-Dealer.

(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuers and the Subsidiary Guarantors in writing such information as the Issuers and the Subsidiary Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Issuers, the Subsidiary Guarantors, their respective directors and each Person, if any, who controls the Issuers and the Subsidiary Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Issuers and the Subsidiary Guarantors expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)	Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed to assume the defense of such proceeding within the time period set forth above or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)	Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) hereof was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint. The Issuers’ and Subsidiary Guarantors’ obligations to contribute pursuant to this Section 8(d) are joint and several.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.	Rules 144 and 144A

(a)	The Issuers covenant that they shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

(b)	Availability of Rule 144 Not Excuse for Obligations under Section 2 hereof. The fact that holders of Registrable Notes may become eligible to sell such Registrable Notes pursuant to Rule 144 shall not (1) cause such Notes to cease to be Registrable Notes or (2) excuse the Issuers’ and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration, or Requested Shelf Registration and Additional Interest.

10.	Underwritten Registrations of Registrable Notes

If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Issuers.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.	Miscellaneous

(a)	Remedies. In the event of a breach by either the Issuers or any of the Subsidiary Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase/Placement Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuers and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of the Issuers and the Subsidiary Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, each Issuer shall (and shall cause each Subsidiary Guarantor to) waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. The Issuers and each of the Subsidiary Guarantors have not entered, as of the date hereof, and the Issuers and each of the Subsidiary Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuers and each of the Subsidiary Guarantors have not entered and will not enter into any agreement with respect to any of their securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)	Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(d)

Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that Section 8 hereof and this Section 11(d) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of

Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(e)	Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Issuers, to them at 4020 East Indian School Road, Phoenix, Arizona 85018, Attention: General Counsel, if to the Initial Purchasers, to them c/o Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, Facsimile No.: (212) 284-2280, Attention: General Counsel, and if to a Holder, to the address of such Holder set forth in the security register or other records of the Company, or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(g)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)

Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE ISSUERS AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR

PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR THE SUBSIDIARY GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

(j)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)	Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(m)	Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers and the Subsidiary Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DT ACCEPTANCE CORPORATION

By:	/s/ Stephen P. Johnson
	Name:	Stephen P. Johnson
	Title:	President

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Raymond C. Fidel
	Name:	Raymond C. Fidel
	Title:	Chief Executive Officer

DRIVETIME SALES AND FINANCE COMPANY, LLC, as Subsidiary Guarantor

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

DRIVETIME CAR SALES COMPANY, LLC, as Subsidiary Guarantor

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

DT CREDIT COMPANY, LLC, as Subsidiary Guarantor

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

DT JET LEASING, LLC, as Subsidiary Guarantor

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

Registration Rights Agreement

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By:	/s/ Andrea H. Lee
Name:	Andrea H. Lee
Title:	Managing Director

RBS SECURITIES INC.

By:	/s/ Michael F. Newcomb II
Name:	Michael F. Newcomb II
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ John C. Duggan
Name:	John C. Duggan
Title:	Managing Director

By:	/s/ Michale Lawton
Name:	Michael Lawton
Title:	Director

Registration Rights Agreement

SCHEDULE I

INITIAL PURCHASERS

Jefferies & Company, Inc.

RBS Securities Inc.

UBS Securities LLC

Stephens Inc.

Robert W. Baird & Co. Incorporated

JMP Securities LLC